Exhibit 99.1

                            WHOLE FOODS MARKET, INC.

                        CORPORATE GOVERNANCE PRINCIPLES,
                      BOARD OF DIRECTORS' MISSION STATEMENT
                                & ROLE DEFINITION

                           EFFECTIVE FEBRUARY 16, 2007

1. ROLE AND COMPOSITION OF THE BOARD OF DIRECTORS.

        1.1. Role of the Board of Directors. The Board of Directors is elected by the stockholders to oversee the management of the Company and its business. In so doing, the Board of Directors should be guided by what it considers to be in the best long-term interests of the Company's stockholders and other stakeholders.

        1.2. Interaction. Sound governance requires effective interaction among the Board of Directors, management, the external auditors and the internal auditors. This interaction should occur both formally and informally throughout the year.

        1.3. Responsibilities. The major areas of the Board of Directors' responsibility are monitoring management's operation of the Company's business, overseeing the Company's business strategy, and monitoring risks and the Company's control systems. The Board of Directors performs the following specific functions, among others:

      o Engaging a CEO to manage the Company, monitoring the performance of the CEO, and approving the CEO's compensation;

      o Overseeing the integrity of the financial statements and the Company's financial reporting processes, and the adequacy of the Company's internal controls;

      o  Reviewing and monitoring a management succession plan;

      o Reviewing and approving the compensation of executive officers other than the CEO;

      o Reviewing and approving significant corporate actions and advising management on significant issues;

      o Nominating directors, appointing committee members and shaping effective corporate governance;

      o  Assessing the performance of the Board of Directors and its committees;

      o Reviewing the Company's long-term strategy and approving annual operating and capital expenditure plans;

      o  Overseeing legal and ethical compliance; and

      o  Assisting management in dealing with crisis situations.

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        1.4. Independence. The Board of Directors currently has seven members.
The majority of the members of the Board of Directors are independent directors. An independent director is one who meets the NASDAQ Market Place Rules ("NASDAQ") definition of "independent director." This independence should be in both fact and appearance so as to promote arms-length oversight. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Governance Committee.

        1.5. Director Qualifications. The Nominating and Governance Committee is responsible for reviewing annually with the Board of Directors the qualifications for membership on the Board of Directors. The Board believes that it is in the best interests of the Company and its stockholders to identify and select highly-qualified candidates to serve as directors and for the Board of Directors to be comprised of a diverse group of individuals with different backgrounds and perspectives. The Nominating and Governance Committee reviews director candidates in light of the Board membership qualifications and recommends candidates to the Board for election by the Company's stockholders at the annual meeting. The Committee considers nominations by Company shareholders that recommend candidates for election to the Board in compliance with the procedures described in the Company's proxy statement. The Committee also recommends candidates for appointment by the Board as necessary to fill vacancies and newly created directorships. All nominations or appointments of new directors must be approved by a majority of the independent directors.

        1.6. Leadership; Lead Director. The Board of Directors presently believes that it is in the best interests of the Company for a single person to serve as Chairman of the Board and CEO. The Board of Directors may in its discretion separate the roles if it deems it advisable and in the Company's best interests to do so. The Board of Directors will annually appoint one of its independent members to serve as the Lead Director. The primary responsibilities of the Lead Director are as follows:

      o To act as a liaison between the CEO and the Board of Directors and facilitate communication between meetings;

      o  To lead the annual performance review of the CEO;

      o To lead the full Board of Directors in an annual review of the performance and effectiveness of the Board and its committees;

      o To facilitate the Board of Directors' input into the agenda for the Board of Directors' meetings and work with the Chairman and CEO or his designee to set the agenda for each meeting;

      o To act as chair of regular and special meetings of the Board of Directors; and

      o  To act as chair of the executive sessions of the independent directors.

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        1.7. Change in Principal Occupation. When a director's principal occupation or business association changes substantially during the director's tenure on the Board of Directors, the director must promptly notify the Nominating and Governance Committee. The Committee evaluates the propriety of continued service on the Board of Directors and recommends to the Board of Directors the action, if any, to be taken with respect to the notice.

        1.8. Service on Other Boards. Directors are encouraged to limit the number of other boards on which they serve so as not to interfere with their service as a director of the Company. Directors should also advise the chair of the Nominating and Governance Committee in advance of accepting an invitation to serve on another corporate board.

        1.9. Term Limits; Retirement. The Board has established a term limit of 12 years for directors. This term limit applies prospectively to all individuals who were members of the Board as of the 2003 annual meeting and to individuals who join the Board after that date. A director who serves 12 years may sit out two years and is then eligible to serve another 12 years. Non-management directors may not stand for reelection after age 75.

2. BOARD OF DIRECTORS' MEETINGS AND COMMUNICATIONS.

        2.1. Meetings. In discharging its fiduciary responsibility to the stockholders of the Company, the Board of Directors meets as necessary, but no less than five times a year.

        2.2. Agendas. The Chairman and CEO or his designee, working together with the Lead Director to facilitate input from other directors, set the agenda for each Board of Directors meeting. However, the Lead Director shall have final approval of the agenda for all regular and special meetings of the Board of Directors (including the meeting schedule to assure sufficient time for discussion of all agenda items), as well as, final approval of information sent to the Board of Directors for each such regular and special meeting. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board of Directors meeting that are not on the agenda for that meeting.

        2.3. Distribution of Board Materials. Materials related to agenda items generally are distributed one week prior to each Board meeting, unless timing or the sensitivity of information dictates that information be presented only at a meeting.

        2.4. Executive Sessions of Independent Directors. The independent directors meet regularly in executive sessions at which only independent directors are present. The Lead Director presides at meetings in executive sessions and may call such a meeting.

        2.5. Access to Management. The Board of Directors should have open access to the information and personnel it needs to perform its duties. Regarding communication and the relationship between the Board of Directors and management, it is crucial that an atmosphere of courtesy and respect exist. Feedback between the Board of Directors and management should be given freely, without hesitation, and received in a constructive spirit.

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        2.6 Communications from Management. The Board of Directors shall be notified immediately upon (a) receipt of any communication from the SEC, IRS or any regulatory agency outside of the normal course of business (b) notice of any significant pending or threatened litigation or (c) the occurrence of any other situation which might result in a significant loss or other exposure to the Company.

        2.7. Access to Outside Advisors. The Board of Directors has the authority to retain such outside counsel, experts and other advisors as it determines appropriate to assist it in the performance of its functions. Each of the Audit, Nominating and Governance, and Compensation Committees has similar authority to retain outside advisors as it determines appropriate to assist it in the performance of its functions.

        2.8 Lead Director Access. The Lead Director shall be reasonably available to speak with Company shareholders owning 5% or more of the Company's stock.

3. COMMITTEES.

        3.1. Number, Structure and Independence of Committees. The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. These Committees consist solely of independent Directors. In addition, members of the Audit Committee must meet additional, heightened independence criteria applicable to audit committee members under NASDAQ rules. The Board of Directors may also establish and maintain other committees from time to time as it deems necessary and appropriate.

        3.2. Assignment of Committee Members. Committee members and chairs are recommended to the Board of Directors by the Nominating and Governance Committee and appointed by the full Board of Directors.

        3.3. Responsibilities. Each standing committee operates under a written charter that sets forth the purposes and responsibilities of the committee and qualifications for committee membership. Each standing committee assesses the adequacy of its charter annually and recommends changes to the Board of Directors as appropriate. All committees report regularly to the full Board of Directors with respect to their activities.

        3.4. Meetings and Agendas. The chairperson of each committee, in consultation with other directors and management as appropriate, determines the frequency, length and agenda of the committee's meetings. Materials related to agenda items are provided to committee members sufficiently in advance of meetings to allow the members to review and prepare for discussion of the items at the meeting.

4. DIRECTOR COMPENSATION; STOCK OWNERSHIP GUIDELINES. The Compensation Committee annually reviews the compensation of directors. Director compensation is set by the Board of Directors based upon the recommendation of the Committee. Non-management directors receive a combination of cash and equity compensation for service on the Board of Directors. Management directors do not receive additional compensation for service on the Board of Directors. It is the policy of the Board of Directors to encourage all directors to maintain an outright investment in the Company equal to the total estimated cash compensation received for serving on the Board of Directors over three years.

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5. SUCCESSION PLANNING. The Board of Directors reviews succession plans for the position of CEO as well as certain other senior management positions. The CEO reports to the Board of Directors periodically on succession planning and management development and provides the Board with recommendations of potential successors. The CEO also makes available to the Board of Directors, on a continuing basis, recommendations regarding who should assume the position of CEO in the event that he or she becomes unable or unwilling to perform the duties of this position.

6. EVALUATION OF THE CEO. The Board is responsible for reviewing annual and long-term performance goals for the CEO and evaluating the CEO's performance against those goals. Both the goals and the evaluation are submitted for consideration by the independent directors meeting in executive session. The results of the evaluation are shared with the CEO and used by the Compensation Committee in considering the CEO's compensation, which is approved by the independent directors meeting in executive session.

7. DIRECTOR ORIENTATION AND CONTINUING EDUCATION. The Company has an orientation process for directors that is designed to familiarize new directors with the Company's business, operations, finances, and governance practices. The Board of Directors encourages directors to participate in education programs.

8. ANNUAL PERFORMANCE EVALUATIONS. The Board of Directors conducts an annual evaluation to assess the effectiveness of the Board, its committees, and individual directors. The Nominating and Governance Committee is responsible for administering the processes for conducting evaluations and for reviewing the results of the evaluations with the Board of Directors.

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